Calculation of Filing Fee Tables
S-8
COLUMBUS MCKINNON CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.01 per share	Other	1,450,000	$ 19.67	$ 28,521,500.00	0.0001381	$ 3,938.82
Total Offering Amounts:						$ 28,521,500.00		$ 3,938.82
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,938.82
Offering Note
[1]	1a. This Registration Statement registers 1,450,000 additional shares of common stock of Columbus McKinnon Corporation (the "Registrant") that may be issued to eligible participants under the Columbus McKinnon Corporation Second Amended and Restated 2016 Long Term Incentive Plan, as amended and restated from time to time (the "Plan") pursuant to the amendment of the Plan approved by the Registrant's shareholders at the Registrant's Annual Meeting of Shareholders held on August 14, 2026. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of the Registrant's common stock being registered hereunder includes such indeterminate number of additional shares of the common stock as may become issuable pursuant to the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected that results in an increase in the number of shares of outstanding common stock without the Registrant's receipt of consideration. 1b. Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based upon the average of the high sales price ($19.08) and the low sales price ($20.25) for the Registrant's common stock as reported on the Nasdaq Global Select Market on August 10, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources